LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (the "Agreement") is entered into this 29th day of July, 1999 by and between Bernhard Fritsch (herein referred to as "Licensor") and MCY Music World, Inc. (hereinafter referred to as "Licensee").

                              W I T N E S S E T H:


         WHEREAS, Licensor is the owner of certain technology relating to a (i) sales tracking system; (ii) music delivery system; (iii) shopping basket system;
(iv) music interface system; (v) shopping history system; and (vi) digital delivery chain and player system, for which he has filed provisional patent applications described on Exhibit A annexed hereto (hereinafter collectively the "Technology");

         WHEREAS, Licensor is the owner of certain trademarks which are described on the annexed Exhibit A (collectively the "Trademarks");

         WHEREAS, Licensor is the owner of certain copyrights which are described on the annexed Exhibit A (collectively the "Copyrights");

         WHEREAS, the Licensor is the Chief Executive Officer of Licensee and in connection with his employment by Licensee has agreed to license the Technology, the Trademarks and the Copyrights to Licensee;

         WHEREAS,   the  Licensor  desires  to  further  develop,   exploit  and
commercialize the Technology through the granting of an exclusive license for the Technology, the Trademarks and the Copyrights to the Licensee;

         WHEREAS, the Licensee desires to acquire an exclusive license to commercialize and exploit and commercialize the Technology, the Trademarks and the Copyrights (collectively the "Licensed Products"); and

         WHEREAS, in connection with the granting of the License to the Technology, the Licensor desires to grant and the Licensee desires to acquire an exclusive license under all patents which may issue pursuant to the provisional patent applications described on the annexed Exhibit A (collectively the "Licensed Patents").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree to the following:

                                   ARTICLE 1.

                                EXCLUSIVE LICENSE

         1.1 The Licensor hereby grants to Licensee an exclusive worldwide right and license (i) to commercialize and exploit the Licensed Products; and (ii) to make, use, sell or offer for sale and in any way commercialize the inventions disclosed in or claimed by the Licensed Patents.

         1.2 Licensee shall have the exclusive right to manufacture, acquire and assemble all equipment, apparatus, machinery, auxiliaries and devices required to manufacture or distribute or utilize the Licensed Products and to carry same into commercial practice.

         1.3 The licenses hereby granted may not be sublicensed without the prior written approval of Licensor.

         1.4 The exclusive rights and license herein granted shall include all patents throughout the world which may issue from or claim priority from the Licensed Patents, including all divisionals, continuations or continuations in part, which may issue from the provisional patent applications described on the annexed Exhibit A.

         1.5 Promptly, upon execution of this Agreement and from time to time, Licensor shall provide to Licensee all source codes and other data and information which is available to enable Licensee to exploit the Technology and manufacture or distribute the Licensed Products.

         1.6 As used herein, the term "Technology" shall include all patents, inventions discoveries, know-how, show-how or intellectual property as same relates to a (i) sales tracking system; (ii) music delivery system; (iii) shopping basket system; (iv) music interface system; (v) shopping history system; (vi) digital delivery chain and player system; or (vii) the digital delivery of music. The term "Technology" shall also include any improvements to the Technology or the mode of using, processing, commercializing or exploiting the Technology obtained either through patents or otherwise.

         1.7 The License granted to Licensee under this Agreement shall commence on the date hereof and shall terminate on the later of the date on which the last patent licensed hereunder to Licensee shall expire or twenty years from the date of commencement of this Agreement.

                                   ARTICLE 2.

                          DEVELOPMENT OF THE TECHNOLOGY

         2.1 Licensee shall pay all fees for all past and future development of the Technology and the Licensed Products, including the costs associated with the prosecution of any patent applications or issuance of any patents based upon the Technology.

         2.2 The Licensor shall not have any financial obligation to the Licensee hereunder.

         2.3 The Licensee shall provide the facilities necessary for any further development of the Technology and the exploitation and commercialization of the Technology and the Licensed Products.


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

                                    ARTICLE 3

                       NON-DISCLOSURE AND CONFIDENTIALITY

         3.1 The Licensee agrees to report to the Licensor all inventions and discoveries when first conceived or reduced to practice, to the extent such inventions or discoveries relate to the Licensed Products or the Licensed Patents. Licensee and Licensor both agree that all inventions and discoveries are to be kept confidential and both of said parties hereby agree not to disclose any confidential information to any person or entity outside of the Licensor and Licensee's organization. This same caution and confidentiality must be exercised by all Licensee employees and other agents who work for the Licensee or Licensor or have access to the confidential information. Furthermore, Licensee and Licensor each represent and warrant to the other that each such employee or agent will, before gaining access to any confidential information or any derivative thereof, have personally recognized in writing his obligations regarding the confidential information to be disclosed pursuant to this Agreement. Notwithstanding the foregoing, in the event that (i) the Licensee becomes a public corporation; or (ii) the Licensee is acquired by a public corporation, the Licensee shall have the right to make such releases, filings and disclosures regarding this Agreement, the Technology and license granted hereunder as shall be necessary or required under State and Federal Securities Laws.

                                   ARTICLE 4.

                          INTELLECTUAL PROPERTY RIGHTS

         4.1 All right, title and interest in all inventions and discoveries identified or developed pursuant to this Agreement and any trademarks or copyrights developed hereunder shall belong to the Licensor and are hereby exclusively licensed to Licensee subject to the terms and conditions of this Agreement.

         4.2 All inventions and discoveries which are conceived and/or reduced to practice during the course of this Agreement and which are generated by the development by Licensee shall become the property of Licensor and are hereby licensed to the Licensee.

         4.3 Licensor may seek patent protection for any discovery and/or invention developed pursuant to this Agreement. All costs to prosecute the patent will be paid by the Licensee, upon presentation by Licensor of invoices for same.

         4.4 In the event that the Licensor shall determine to prosecute the patent for any discovery and/or invention pursuant to this Agreement, the Licensee will provide the Licensor with all the necessary source codes, information, drawings and other data requested by Licensor.

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


                                   ARTICLE 5

                               PAYMENT FOR LICENSE

         5.1 As partial consideration for the License granted hereunder, the Licensee agrees to pay the Licensor a Fee of $1,000 per annum.


                                   ARTICLE 6.

                 EMPLOYMENT OF LICENSEE; TERMINATION OF LICENSE

         6.1 As further consideration for the grant of this License, the Licensee hereby agrees to employee the Licensor pursuant to the terms of his Employment Agreement dated July 11, 1999 and as amended on the July 28, 1999. In the event that Licensee fails to pay the compensation to Licensor as provided in
Section 3.5 or 5.5 of the Employment Agreement, as amended, this License shall thereupon terminate upon thirty (30) days written notice to Licensee. The Licensee shall have the right to cure any breach of such Section 3.5 or 5.5 during said thirty (30) day notice period.

                                   ARTICLE 7.

                                 INDEMNIFICATION

         7.1 Licensee hereby agrees to indemnify and hold harmless Licensor, his heirs and assigns from and against any and all losses, damages, or liabilities, joint or several, which Licensor, his heirs or assigns may become subject under this Agreement or in connection with the exploitation or commercialization of the Technology or the Licensed Products. Licensee will reimburse Licensor, his heirs and/or assigns for any legal or any other expenses reasonably incurred by Licensor, his heirs or assigns in defending any such actions.

                                   ARTICLE 8.

                                  MISCELLANEOUS

         8.1 If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

         8.2 No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

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

         8.3 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or by Federal Express Priority Overnight delivery and shall be deemed received upon mailing thereof.

                   To:     The Chief Executive Officer
                           and Secretary of
                           MCY Music World, Inc.
                           1133 Avenue of the Americas
                           New York, New York

                   To:     Bernhard Fritsch
                           c/o MCY Music World, Inc.
                           1133 Avenue of the Americas
                           New York, New York


         Notices of change of address shall be given by written notice in the manner detailed in this subparagraph 8.3.

         8.4 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

         8.5 In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover from the other party all costs and expenses of the action or suit, including actual attorneys' fees, accounting fees, and any other professional fees resulting therefrom.

         8.6 This Agreement is the final expression of, and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein.


         8.7 Heading at the beginning of each paragraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the date on which any party is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

         8.8 This Agreement may be executed in counterparts.

         8.9 The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of New York.

         8.10 From and after the date hereof, all persons subject to or bound by this Agreement shall from time and without further consideration, do, execute and deliver, or cause to be done, executed and delivered, all such further acts, things and instruments as may be reasonably be requested or required more effectively to evidence and give effect to the provisions of this Agreement (including, without limitation, certificates to the effect that this Agreement and the representations made herein continue to be operative and as to any defaults hereunder or modifications hereof).

         8.11 This Agreement can only be assigned by the Licensor and may not be assigned by the Licensee without the prior written consent of the Licensor. Notwithstanding the foregoing, in order for any assignment by Licensor to be effective, any party to whom Licensor may assign this Agreement must agree to abide by the terms of this Agreement with Licensee, so that any such assignment will not adversely affect the rights granted to Licensee hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed as of the 29th day of July, 1999.


                                                        BERNHARD FRITSCH


                                                        By: /s/ Bernhard Fritsch
                                                        Bernhard Fritsch


                                                        MCY MUSIC WORLD, INC.


                                                        By: /s/ Bernhard Fritsch

                                                        Bernhard Fritsch, Chief
                                                        Executive Officer


ATTEST:

By: /s/ Hubertus Von Hesse
    --------------------------
    Hubertus Von Hesse
    Director


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